Exhibit 99.1

For Release May 3, 2005—1:30 p.m. PDT	Contact: Daniel G. Byrne
(509) 458-3711

STERLING FINANCIAL CORPORATION OF SPOKANE, WASHINGTON,

ANNOUNCES FILING TO CONVERT STERLING SAVINGS BANK

TO A WASHINGTON STATE BANK CHARTER

Spokane, Washington, May 3, 2005 – The Board of Directors of Sterling Financial Corporation (NASDAQ:STSA), the holding company of Sterling Savings Bank of Spokane, Washington, announced today that on or about May 4, 2005 it is filing an application with the Washington State Department of Financial Institutions to convert Sterling Savings Bank, its wholly-owned subsidiary, from a state-chartered savings and loan association to a state-chartered commercial bank.  An application with the Federal Reserve Board is also being filed on or about May 4, 2005 to convert Sterling Financial Corporation to a bank holding company.  Sterling anticipates final regulatory approval of the charter conversion by early July.

Commenting on the filing, Harold Gilkey, Chairman and Chief Executive Officer said, “This announcement marks a milestone in the evolution of Sterling Savings Bank.  Converting Sterling to a commercial bank culminates a transformation that began several years ago with a move from traditional thrift products and services to a product portfolio more typically associated with a commercial bank.”

Gilkey went on to further comment, “Sterling Savings Bank has enjoyed tremendous success as a state-chartered thrift and has enjoyed an excellent relationship with the Office of Thrift Supervision as our regulator.  During the past five years, Sterling has expanded its product offering to include a broader range of consumer and commercial loan products, and Sterling’s Board has determined that a commercial bank charter better exemplifies Sterling’s position as a leader in regional community banking.”

Sterling Savings Bank customers are not expected to notice any changes as a result of the conversion, because Sterling has already been operating like a commercial bank for the past several years, as reflected in the company’s balance sheet and the bank’s products and services.  Sterling believes that the investment community tends to assign a higher market premium to commercial banks, which may benefit Sterling’s shareholders over the long run.

ABOUT STERLING

Sterling Financial Corporation of Spokane, Washington, is a unitary savings and loan holding company, which owns Sterling Savings Bank.  Sterling Savings Bank is a Washington State-chartered, federally insured stock savings association, which opened in April 1983.  Following the conversion, Sterling Financial Corporation will be a bank holding company and Sterling Savings will be a Washington State-chartered, federally insured commercial bank.  Sterling Savings, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho and Montana.  Through Sterling Saving’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho, Montana, Arizona and California.  Sterling Savings Bank’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank’s branch network.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, which are not historical facts and pertain to Sterling’s future operating results.  These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts.  When used in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements.  These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling’s control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties.  These include but are not limited to: the possibility of adverse economic developments which may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates which may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.